SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2004

AMENDMENT NO. 1

Sonic Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30335	87-0494518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660 Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip code)

(801) 365-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Acquisition or Disposition of Assets

This Form 8-K/A amends the Current Report on Form 8-K of Sonic Innovations, Inc. filed December 10, 2004 regarding the acquisition of Tympany, Inc. The sole purpose of this amendment is to provide the audited historical financial statements of the business acquired as required by Item 7(a) and the unaudited pro forma financial information required by Item 7(b), which financial statements and information were excluded from the original filing in reliance on Items 7(a)(4) and 7(b)(2), respectively of Form 8-K.

SONIC INNOVATIONS, INC.

INDEX

Item 9.01.	Financial Statements and Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonic Innovations, Inc.

Date: February 22, 2005	By:	/s/ Stephen L. Wilson
	Name:	Stephen L. Wilson

	Title:	Senior Vice President and Chief Financial Officer

Tympany, Inc.

Balance Sheets

	December 31,
	2003	2002
Assets
Current assets
Cash	$1,221,173	$592,174
Accounts receivable	68,607	—
Prepaid expenses	12,334	40,039
Inventory	108,224	—

Total current assets	1,410,338	632,213

Property and equipment
Computer equipment	120,912	16,801
Furniture and fixtures	26,854	26,356
Electronic equipment	135,876	—

	283,642	43,157
Less: accumulated depreciation	(29,452)	(823)

Property and equipment, net	254,190	42,334

Other assets
Deposits	13,014	—

Total assets	$1,677,542	$674,547

	December 31,
	2003	2002
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$504,470	$138,617
Related party payables	5,736	8,200
Accrued expenses	63,796	61,973
Customer deposits	288,262	12,500

Total current liabilities	862,264	221,290

Notes payable	—	1,110,512
Deferred revenue	1,152,586	—

Total liabilities	2,014,850	1,331,802

Commitments and contingencies
Series A convertible redeemable preferred stock	3,589,808	—

Stockholders’ deficit
Common stock, no par value, 70,000,000 shares authorized, 12,976,909 shares issued and outstanding at December 31, 2003 and 2002	167,506	167,506
Additional paid-in capital	328,215	314,846
Deferred compensation expense	(17,839)	(8,560)
Accumulated deficit	(4,404,998)	(1,131,047)

Total stockholders’ deficit	(3,927,116)	(657,255)

Total liabilities and stockholders’ deficit	$1,677,542	$674,547

See notes to financial statements.

Tympany, Inc.

Statements of Operations

	Year Ended December 31,
	2003	2002
Sales	$1,072,998	$145,370
Cost of sales	1,222,390	100,100

Gross profit (loss)	(149,392)	45,270
Operating expenses
Selling, general and administrative expenses	1,983,143	444,366
Research and development expenses	783,473	653,534

Operating loss	(2,916,008)	(1,052,630)
Other income (expense), net
Interest expense	(361,559)	(28,087)
Other	3,616	—

Other expense, net	(357,943)	(28,087)

Net loss	$(3,273,951)	$(1,080,717)

See notes to financial statements.

Tympany, Inc.

Statements of Stockholders’ Deficit

	Common Stock		Additional Paid-in Capital	Deferred Compensation Expense	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Amount	Outstanding Shares
Balance at December 31, 2001	$78,199	10,000,000	$—	$—	$(50,330)	$27,869
Issuance of common stock for cash	89,307	2,976,909	—	—	—	89,307
Issuance of warrants to convertible note holders	—	—	306,271	—	—	306,271
Issuance of stock options to non-employees	—	—	8,575	(8,575)	—	—
Amortization of deferred compensation	—	—	—	15	—	15
Net loss	—	—	—	—	(1,080,717)	(1,080,717)

Balance at December 31, 2002	167,506	12,976,909	314,846	(8,560)	(1,131,047)	(657,255)
Issuance of stock options to non-employees	—	—	13,369	(13,369)	—	—
Amortization of deferred compensation	—	—	—	4,090	—	4,090
Net loss	—	—	—	—	(3,273,951)	(3,273,951)

Balance at December 31, 2003	$167,506	12,976,909	$328,215	$(17,839)	$(4,404,998)	$(3,927,116)

See notes to financial statements.

Tympany, Inc.

Statements of Cash Flows

	Year Ended December 31,
	2003	2002
Cash flows from operating activities
Net loss	$(3,273,951)	$(1,080,717)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	28,629	823
Closing costs included in notes payable	—	11,573
Warrants issued in connection with financing	296,061	10,210
Options issued for services expense	4,090	15
Changes in operating assets and liabilities
Accounts receivable	(68,607)	—
Prepaid expenses	27,705	(40,039)
Inventory	(108,224)	—
Deposits	(13,014)	—
Accounts payable	365,853	138,617
Related party payables	(2,464)	8,200
Accrued expenses	85,058	61,973
Customer deposits	275,762	12,500
Deferred revenue	1,152,586	—

Net cash used in operating activities	(1,230,516)	(876,845)

Cash flows from investing activities
Purchases of property and equipment	(240,485)	(43,157)

Net cash used in investing activities	(240,485)	(43,157)

Cash flows from financing activities
Proceeds from issuance of notes payable	—	1,395,000
Proceeds from issuance of common stock	—	89,307
Proceeds from issuance of Series A convertible redeemable preferred stock	2,100,000	—

Net cash provided by financing activities	2,100,000	1,484,307

Net increase in cash	628,999	564,305
Cash, beginning of year	592,174	27,869

Cash, end of year	$1,221,173	$592,174

Non-cash transactions:
Warrants issued in connection with financing	$—	$306,271

Series A convertible redeemable preferred stock issued in exchange for conversion of promissory notes payable plus accrued interest	$1,489,808	$—

See notes to financial statements.

Tympany, Inc.

Notes to Financial Statements

December 31, 2003

Note 1 - Summary of Significant Accounting Policies

Nature of business

Tympany, Inc. (the “Company”) was formed in Houston, Texas in June 2001. The Company was developed to provide a solution to the unmet clinical need for diagnosing and treating hearing loss. The Company has invented the Otogram, the first and only automated and self-administered comprehensive diagnostic hearing testing equipment.

During the year ended December 31, 2002, the Company was still in the development stage during which the Company’s efforts were focused primarily on strategic planning, raising capital and product development.

Cash and cash equivalents

For the purposes of the statement of cash flows the Company considers all short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial instruments and credit risk

Financial instruments, which potentially subject the Company to credit risk, include cash and trade accounts receivable. Cash is deposited in demand accounts in federally insured domestic institutions to minimize risk. From time to time, the balances in these accounts may exceed the federally insured limits. The Company has not incurred losses related to these deposits. Trade accounts receivable consist of uncollateralized receivables from customers located throughout the United States of America. The Company performs ongoing credit evaluations of its customers, and credit losses, when realized, have been within the range of management’s expectations.

The carrying values of the Company’s financial instruments approximate their fair values as of December 31, 2003 and 2002.

Inventory

Inventory consists of Otograms, small parts and other equipment and supplies sold to its customers. The Company values its inventory at the lower of cost or market using the average cost method.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation for financial reporting purposes is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years.

The costs of ordinary repairs and maintenance are charged to expense as incurred, while significant enhancements and replacements are capitalized. When property and equipment are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is reflected in net income or loss.

Tympany, Inc.

Notes to Financial Statements

December 31, 2003

Note 1 - Summary of Significant Accounting Policies (Continued)

Revenue recognition

Revenues are derived from the sales of Otograms and related parts and supplies. The Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) products are delivered, (iii) the price is fixed and determinable and (iv) collectibility is reasonably assured. The Company generally receives a deposit of up to 50% of the price of the equipment at the time of order and invoices the remaining 50% upon delivery. These customer deposits are classified as a current liability on the balance sheet.

In 2003, certain customers purchased an option to upgrade to a newer model of Otogram when available. Under Emerging Issues Task Force (“EITF”) No. 00-21 “Revenue Arrangements with Multiple Deliverables,” revenue arrangements with multiple deliverables are to be divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (i) the delivered item has value to the customer on a stand alone basis, (ii) there is objective and reliable evidence of the fair value of the undelivered item; and (iii) if the arrangement includes a general right of return relative to the delivered item, delivery of the undelivered item is considered probable and substantially in the control of the vendor. Management believes the sale of Otograms with the upgrade option meets the criteria of EITF No. 00-21 and, accordingly, revenue has been recognized based on the fair value of the delivered Otograms relative to the fair value of the undelivered upgraded Otograms with the remaining proceeds deferred. Total deferred revenue related to the sales of Otograms with an upgrade option in 2003 amounted to $1,152,586. As no upgrade Otograms had been delivered, the deferred revenue balance as of December 31, 2003 was $1,152,586.

The Company offers its customers the option to return the equipment for a full refund, less restocking charges, at any time during the period of 90 days from the date of sale. Based on the Company’s past experience with limited product returns, management has not established a reserve for estimated returns at December 31, 2003 or 2002. Any costs incurred relating to product returns are expensed when incurred and the effect on operations of this warranty has been immaterial.

Revenues related to sales of separately priced extended service contracts are deferred and recognized on a straight-line basis over the contractual periods.

Warranty costs

The Company provides for the cost of making and repairing products under warranty at the time of sale. These costs are included in cost of sales. The warranty covers maintenance on the equipment for a period of one year from the date of delivery and installation of the equipment.

Federal income taxes

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized differently in the financial statements and federal income tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of liabilities and assets using enacted tax rates and laws in effect in the years in which the differences are expected to reverse. Deferred tax assets are evaluated for realization based on a more-likely-than-not criteria in determining if a valuation allowance should be provided.

Tympany, Inc.

Notes to Financial Statements

December 31, 2003

Note 1 - Summary of Significant Accounting Policies (Continued)

Accounting for stock-based compensation

The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25 (“APB No. 25”), “Accounting for Stock Issued to Employees” and Financial Accounting Standards Board Interpretation No. 28 (“FIN No. 28”), “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Awards Plans” and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure,” which is effective for fiscal years ending after December 15, 2002.

The Company uses the intrinsic value method under APB No. 25 to account for its stock-based compensation and does not recognize compensation expense other than for options granted with exercise prices of less than the stock’s fair market value at the date of the grant. Had compensation costs for stock-based compensation been determined at the grant date using the fair value method and recognized as compensation expense over the vesting period of the grants, the net loss would have changed as indicated below:

	Year Ended December 31,
	2003	2002
Net loss as reported	$(3,273,951)	$(1,080,717)
Add: stock-based compensation expense included in reported net loss	4,090	15
Less: pro forma option expense	(22,482)	(3,301)

Pro forma net loss	$(3,292,343)	$(1,084,003)

The fair value of the options at the date of grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions shown for each period:

	Year Ended December 31,
	2003	2002
Expected life	3 years	3 years
Interest rate	3.63%	2%
Dividend yield	0%	0%

The weighted average fair value at date of grant for options granted during 2003 and 2002 was $0.06 and $.01 per option, respectively.

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Option pricing models require the input of highly subjective assumptions. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

Tympany, Inc.

Notes to Financial Statements

December 31, 2003

Note 1 - Summary of Significant Accounting Policies (Continued)

Equity instruments issued to non-employees

From time to time, the Company issues stock options or warrants in exchange for goods or services. Equity instruments issued for goods or services are recorded at the fair value of the goods or services received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Employee leasing

In October 2003, the Company entered into a co-employer agreement with a national professional employer organization (“PEO”). The PEO processes payroll, prepares and files all payroll reports, pays all applicable federal, state and local payroll taxes, administers employee benefit plans and workers’ compensation insurance, COBRA benefits and compliance, and maintains payroll and benefit records.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Income Taxes

The current and non-current deferred tax assets (liabilities) were comprised of the following at December 31:

	2003		2002
	Current	Non-Current	Current	Non-Current
Deferred tax assets:
Warranty reserve	$7,533	$—	$3,266	$—
Net operating loss carryfoward	—	1,024,722	—	371,011
Unexercised warrants	—	104,132	—	104,132
Deferred revenue	—	391,879	—	—

Deferred tax liabilities:
Property and equipment	—	(46,663)	—	(4,793)

Deferred tax asset	7,533	1,474,070	3,266	470,350
Less: valuation allowance	(7,533)	(1,474,070)	(3,266)	(470,350)

Net deferred tax asset	$—	$—	$—	$—

The Company has net operating loss carryforwards of approximately $3,014,000 available to offset future taxable income for federal income tax purposes. The net operating loss carryforwards begin to expire in 2021.

Tympany, Inc.

Notes to Financial Statements

December 31, 2003

Note 2 - Income Taxes (Continued)

The Company has accumulated losses in its initial years of operations while establishing a customer base. The Company must generate profits to realize the related deferred tax assets. As the Company has cumulative losses and there is no assurance of future taxable income, a valuation allowance has been recorded for the entire amount of the deferred tax assets. During 2003 and 2002, this allowance increased by $1,007,987 and $456,525, respectively.

Note 3 - Lease Commitments

In August 2003, the Company leased office space under a noncancelable operating lease agreement which expires in July 2008. As of December 31, 2003, the future minimum lease payments were as follows:

Year Ending December 31,
2004	$77,111
2005	77,111
2006	77,921
2007	79,055
2008	39,528

$350,726

Total rent expense incurred on the above lease and for the Company’s previous office space lease amounted to $48,459 and $23,730 for the years ended December 31, 2003 and 2002, respectively.

Note 4 - Major Supplier

The Company sub-contracts the manufacture of the Otogram and similar equipment primarily to one supplier. Operations would not be materially affected if services were unavailable from this supplier as management believes there are suitable alternatives. During the year ended December 31, 2003, the Company incurred approximately $864,441 in expenses to this supplier. Total accounts payable due to this supplier amounted to $303,420 at December 31, 2003.

Note 5 - Development Costs

Development costs related to testing and enhancements made to existing and future prototype equipment is expensed as incurred. Total development costs amounted to $783,473 and $653,534 for the years ended December 31, 2003 and 2002, respectively.

Tympany, Inc.

Notes to Financial Statements

December 31, 2003

Note 6 - Convertible Promissory Notes Payable

During the period from March 2002 to December 2002, stockholders and other parties advanced $1,406,573 to the Company, including $11,573 of closing costs paid by a stockholder on behalf of the Company, under convertible promissory note agreements. The convertible promissory notes bear interest at a rate of 6.0% per annum and mature at the earliest of (i) the sale of preferred stock or common stock by the Company, or the conversion of any other security into either preferred stock or common stock, for aggregate cash proceeds to the Company equal to at least $1,000,000, (ii) the written demand made by the holder of the note, or (iii) the sale of substantially all of the Company’s assets, the merger of the Company into another entity or the sale of outstanding stock of the Company in which at least 50% of the voting power of the Company is transferred. Interest expense of $361,599 and $28,087 related to these notes is included in the statement of operations for the years ended December 31, 2003 and 2002, respectively. Effective July 31, 2003, all of the outstanding convertible promissory notes payable and related accrued interest were exchanged for 14,898,072 shares of the Company’s Series A convertible redeemable preferred stock.

In consideration for the notes, the Company issued to the holders warrants to purchase 5,111,726 shares of Preferred Stock (see Note 7) at a price of $0.0001 per share, subject to certain adjustments. The warrants are vested, exercisable at the option of the holder, in whole or in part, and expire in March 2012.

The Company estimated the fair value of the warrants at $763,166 using the Black-Scholes pricing model with the following assumptions: fair value per share of $0.15, dividend yield of 0%, expected volatility of 0%, risk-free interest rate of 2.0% and a term of 10 years. Accordingly, based on the fair value of the warrants relative to the fair value of the note, the Company allocated $306,271 of the proceeds of the notes to the warrants and recorded it as additional paid-in capital. A corresponding amount was recorded as deferred debt issuance cost, which will be amortized to interest expense over the term of the notes. The unamortized deferred debt issuance cost at December 31, 2002 was $296,061, which was expensed during 2003 with the conversion of the notes. Accordingly, for the years ended December 31, 2003 and 2002, interest expense includes non-cash expense of $296,061 and $10,210, respectively, related to these warrants.

Note 7 - Preferred Stock

New issuance of preferred stock

The Company is authorized to issue 30,000,000 shares of Series A convertible redeemable preferred stock (“Preferred Stock”), $0.001 par value per share. The Preferred Stock has such designations and powers, preferences, rights and qualifications, limitations and restrictions thereof, as are stated and expressed in the resolution providing for the issue of such series adopted by the Board of Directors, in accordance with the Statement of Resolution Establishing and Designating Series A Preferred Stock (the “Agreement”) and the Restated Articles of Incorporation (the “Articles”).

During 2003, the Company issued 10,500,003 shares of Preferred Stock for cash consideration of $2,100,000. The Company also converted certain debt instruments as described in Note 6 to Preferred Stock during 2003.

Tympany, Inc.

Notes to Financial Statements

December 31, 2003

Note 7 - Preferred Stock (Continued)

New issuance of preferred stock (continued)

There were 25,398,075 shares of Preferred Stock issued and outstanding as of December 31, 2003. Such shares are convertible into shares of the Company’s common stock at the option of the holder by dividing the Preferred Stock investment by the conversion price of $.20 per share, as adjusted for any warrants, rights or options issued in accordance with the terms defined by the Board of Directors.

Mandatory conversion

Each share of Preferred Stock shall automatically be converted into shares of common stock based on the conversion price immediately upon the earlier of (i) the written consent of the holders of more than 50% of the then outstanding shares of Preferred Stock, voting together as a class; or (ii) the closing of a firm commitment underwritten public offering of shares of common stock in which (a) the aggregate net proceeds to the Company after underwriting discounts and commissions, if any, shall be at least $25,000,000 and (b) the price paid by the public for such shares shall be at least three times the original price paid for shares of Preferred Stock as described in the Agreement.

Voting rights

Holders of the Preferred Stock designate three representatives of the Board of Directors. The common stockholders designate three representatives and there is one representative designated by unanimous consent. The holders of Preferred Stock are entitled to one vote per share of common stock into which their Preferred Stock is convertible.

Dividends

Holders of Preferred Stock shall be entitled to receive dividends in preference to any declaration or payment of any dividend on the common stock at a rate of 8% per annum. Such dividends will be payable only upon a (i) liquidation, dissolution or winding-up of the Company, (ii) redemption of the Preferred Stock pursuant to the Agreement, (iii) conversion of Preferred Stock to common stock pursuant to the Agreement, or (iv) when declared by the Board of Directors (each a “Dividend Payment Event”). This dividend can be paid in cash or in shares of common stock. As of December 31, 2003, no Dividend Payment Event occurred. Cumulative dividends as of December 31, 2003 amounted to approximately $158,000.

If the Company declares or pays any dividends to the common stockholders (other than a dividend or distribution in connection with the liquidation, dissolution or winding up of the Company), then the Company must simultaneously declare or pay a dividend or make a distribution on each issued and outstanding share of convertible Preferred Stock, treating each share of convertible Preferred Stock as being equal to the number of shares of common stock (including fractions of a share) into which each share of convertible Preferred Stock is then convertible. As of December 31, 2003, no dividends have been declared.

Tympany, Inc.

Notes to Financial Statements

December 31, 2003

Note 7 - Preferred Stock (Continued)

Liquidation

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, of the assets of the Company, before any distribution or payment is made to the holders of common stock, the holders of Preferred Stock are entitled to a per share liquidation preference of their original price paid for Preferred Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares, plus all declared and unpaid dividends thereon to the date fixed for such distribution.

Redemption

Upon receipt by the Company of written demand from a holder of Preferred Stock following an Event of Default as defined in the Articles, the Company shall redeem all outstanding Preferred Stock then held by such holder making written demand.

On and after the later of the fifth anniversary or January 25, 2008, the stockholders shall have the right to redeem the Preferred Stock. The stockholders may exercise their rights hereunder by giving written notice by at least a majority of the holders of the then outstanding Preferred Stock to the Company. If the Company is not redeeming the entire series of Preferred Stock, the shares in such series shall be redeemed ratably. At any time prior to receipt of the redemption price, a holder may elect to convert its Preferred Stock into common stock. The redemption price is equal to the liquidation price as described above.

Note 8 - Common Stock

The Company is authorized to issue 70,000,000 shares of no par value common stock. At December 31, 2003 and 2002, there were 12,976,909 shares of common stock issued and outstanding. The Company has reserved sufficient shares of common stock for issuance upon conversion of Preferred Stock and exercise of stock options. Shares reserved for such issuances will be, when and if issued, validly authorized and issued, fully paid and nonassessable, and free of all liens of any type whatsoever, except restrictions on transfer imposed by applicable securities laws and the Articles. Common stockholders are entitled to dividends as and when declared by the Board of Directors subject to the prior rights of the holders of Preferred Stock. The holder of each share of common stock is entitled to one vote.

Note 9 - Stock Option Plan

In October 2001, and as amended and restated in March 2002, the Company adopted the 2001 Stock Option Plan (the “Plan”), which provided for the issuance of up to 10,442,958 shares of common stock (subject to certain adjustments) to its employees and/or consultants. Shares subject to the Plan are awarded at the discretion of the Board of Directors. Grants under the Plan generally have an exercise price equal to fair market value at the date of grant and vest over three years, subject to earlier vesting upon the occurrence of a qualifying change in control.

Tympany, Inc.

Notes to Financial Statements

December 31, 2003

Note 9 - Stock Option Plan (Continued)

The Company’s stock option balances as of December 31, 2003 and 2002, and changes during the years then ended, were as follows:

	Options	Weighted Average Exercise Price
Balance at December 31, 2001	62,500	$.01
Granted	6,213,458	.05

Balance at December 31, 2002	6,275,958	.05
Granted	2,740,550	.14
Forfeited	(625)	.15

Balance at December 31, 2003	9,015,883	$.08

There were 3,771,841 and 25,510 options exercisable at December 31, 2003 and 2002, respectively.

The following table summarizes significant information about stock options outstanding and exercisable at December 31, 2003:

	Options Outstanding		Options Exercisable
Exercise Price	Options	Weighted Average Remaining Life	Options	Weighted Average Exercise Price
$.01 - .10	5,877,833	8.94	3,359,643	$.05
$.15 - .20	3,138,050	9.59	412,198	$.16

Note 10 - Claims and Litigation

From time to time, the Company is involved in claims and legal actions arising in the ordinary course of business. The ultimate disposition of these matters, in the opinion of management, will not have a material adverse impact on the Company’s financial position, results of operations or cash flows.

Note 11 - Subsequent Events

During June 2004, the Company was advanced $515,000 in conjunction with the issuance of a convertible promissory note (the “Note”). The Note bears interest at a rate of 8% per annum and matures at the earlier of (i) December 31, 2004 or (ii) when such amounts are declared due and payable by the holder upon or after the occurrence of an event of default as defined in the Note agreement.

The Note, and all accrued interest pertaining thereto, is convertible into Preferred Stock at a price of $0.18 per share at the option of the holder at any time subsequent to the maturity date, as defined above, in the event that a Qualified Financing, as defined in the Note agreement, does not occur. A Qualified Financing includes any transaction or series of transactions that results in gross proceeds to the Company in conjunction with the issuance of its common stock of at least $2,000,000 in any form on or prior to the maturity date. Upon the determination that a Qualified Financing has occurred, the Note is automatically converted into capital stock of the Company at the price of the stock issued in the Qualified Financing.

Tympany, Inc.

Notes to Financial Statements

December 31, 2003

Note 11 - Subsequent Events (Continued)

The Company issued to the holder of the Note warrants to purchase 572,222 shares of Preferred Stock at a price of $0.18, subject to certain adjustments, in consideration of the Note. These warrants vest upon determination of a Qualified Financing, are exercisable at the option of the holder, in whole or in part, and expire in June 2009.

During September 2004, $500,000 was advanced to the Company under a secured promissory note. The note bears interest at 8% per annum and matures at the earliest of (i) December 31, 2004, (ii) any consolidation or merger involving the Company pursuant to which the Company’s stockholders own less than 50% of the voting securities of the surviving entity or (iii) sale of all or substantially all of the Company’s assets. The note is secured by substantially all assets owned by the Company.

On December 6, 2004, the Company’s stockholders entered into an Agreement and Plan of Merger (the “Agreement”) whereby all of the capital stock of the Company was acquired by a third party for the right to receive (i) an initial payment of $2,000,000 in value, comprised of 60% in cash and 40% in shares of unregistered common stock of the third party company and (ii) additional consideration in cash and stock to be paid semiannually based on the revenue performance of the Company over the next three years.

Prior to execution of the Agreement noted above, holders of 9,144,032 options, with an average exercise price of $0.039 per share, elected to exercise and received a like amount of common stock of the Company in exchange for cash proceeds of $148,103. Likewise, the holders of the 5,111,726 warrants issued in consideration for the convertible promissory note agreements, with an average exercise price of $.001 per share, elected to exercise and received a like amount of preferred stock of the Company in exchange for cash proceeds of $5,112.

In addition, the convertible note payable of $515,000 and accrued interest totaling $18,612 was converted into 2,964,511 shares of preferred stock at a conversion rate of $0.18 per share. The holder of the convertible note received an additional 1,000,000 shares of preferred stock at a conversion rate of $0.18 per share in exchange for cancellation of the warrants received in conjunction with the convertible note payable and other services provided. The Company received consideration totaling $150,000 and recorded a non-cash financing expense of $30,000.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

    Tympany, Inc.

We have audited the accompanying balance sheets of Tympany, Inc. (the “Company”) as of December 31, 2003 and 2002 and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Pannell Kerr Forster of Texas, P.C.
Houston, Texas October 15, 2004 (except for note 11, paragraphs 5 through 7, as to which the date is December 6, 2004)

Tympany, Inc.

Unaudited Condensed Balance Sheets

	September 30, 2004	December 31, 2003
	(unaudited)
Assets
Current assets
Cash	$423,762	$1,221,173
Accounts receivable	630,395	68,607
Prepaid expenses	19,670	12,334
Inventory	498,641	108,224

Total current assets	1,572,468	1,410,338

Property and equipment
Computer equipment	102,995	120,912
Furniture and fixtures	31,288	26,854
Electronic equipment	333,362	135,876

	467,645	283,642
Less: accumulated depreciation	(108,127)	(29,452)

Property and equipment, net	359,518	254,190

Other assets
Deposits	48,014	13,014

Total assets	$1,980,000	$1,677,542

	September 30, 2004	December 31, 2003
	(unaudited)
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$1,188,039	$504,470
Related party payables	4,330	5,736
Accrued expenses	741,592	63,796
Customer deposits	166,401	288,262
Notes payable	979,122	—

Total current liabilities	3,079,484	862,264

Deferred revenue	2,820,850	1,152,586

Total liabilities	5,900,334	2,014,850

Commitments and contingencies	—	—
Series A convertible redeemable preferred stock	3,589,808	3,589,808

Stockholders’ deficit
Common stock, no par value, 70,000,000 shares authorized, 12,976,909 shares issued and outstanding at September 30, 2004 and December 31, 2003	167,506	167,506
Additional paid-in capital	2,058,731	328,215
Deferred compensation expense	—	(17,839)
Accumulated deficit	(9,736,379)	(4,404,998)

Total stockholders’ deficit	(7,510,142)	(3,927,116)

Total liabilities and stockholders’ deficit	$1,980,000	$1,677,542

See notes to unaudited condensed financial statements.

Tympany, Inc.

Unaudited Condensed Statements of Operations

	Nine Months Ended September 30,
	2004	2003
	(unaudited)	(unaudited)
Sales	$1,914,014	$723,486
Cost of sales	1,233,621	764,948

Gross profit (loss)	680,393	(41,462)
Operating expenses
Selling, general and administrative expenses	5,357,386	1,635,317
Research and development expenses	550,877	503,775

Operating loss	(5,227,870)	(2,180,554)
Other expense
Interest expense	(64,161)	(361,559)
Other expense	(39,350)	(343)

Total other expense	(103,511)	(361,902)

Net loss	$(5,331,381)	$(2,542,456)

See notes to unaudited condensed financial statements.

Tympany, Inc.

Unaudited Condensed Statement of Stockholders’ Deficit

	Common Stock		Additional Paid-in Capital	Deferred Compensation Expense	Accumulated Deficit	Total Stockholders’ Deficit
	Amount	Outstanding Shares
Balance at December 31, 2003	$167,506	12,976,909	$328,215	$(17,839)	$(4,404,998)	$(3,927,116)
Amortization of deferred compensation	—	—	—	17,839	—	17,839
Stock option repricing expense	—	—	1,658,759	—	—	1,658,759
Issuance of warrants in connection with financing	—	—	14,535	—	—	14,535
Beneficial conversion feature of notes payable	—	—	57,222	—	—	57,222
Net loss	—	—	—	—	(5,331,381)	(5,331,381)

Balance at September 30, 2004	$167,506	12,976,909	$2,058,731	$—	$(9,736,379)	$(7,510,142)

See notes to unaudited condensed financial statements.

Tympany, Inc.

Unaudited Condensed Statements of Cash Flows

	Nine Months Ended September 30,
	2004	2003
	(unaudited)	(unaudited)
Cash flows from operating activities
Net loss	$(5,331,381)	$(2,542,456)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	78,675	12,528
Warrants issued in connection with financing	—	296,061
Interest expense on warrants	35,879	—
Stock option repricing expense	1,658,759	—
Loss on disposal of fixed assets	35,335	—
Options issued for services expense	17,839	3,067
Changes in operating assets and liabilities
Accounts receivable	(561,788)	(106,686)
Prepaid expenses	(7,336)	40,039
Inventory	(390,417)	(103,315)
Deposits	(35,000)	—
Accounts payable	683,569	198,025
Related party payables	(1,406)	(8,200)
Accrued expenses	677,796	(15,675)
Customer deposits	(121,861)	53,250
Deferred revenue	1,668,264	930,131

Net cash used in operating activities	(1,593,073)	(1,243,231)

Cash flows from investing activities
Purchases of property and equipment	(219,338)	(148,758)

Net cash used in investing activities	(219,338)	(148,758)

Cash flows from financing activities
Proceeds from issuance of notes payable	1,015,000	—
Proceeds from issuance of Series A convertible redeemable preferred stock	—	1,225,000

Net cash provided by financing activities	1,015,000	1,225,000

Net decrease in cash	(797,411)	(166,989)
Cash, beginning of period	1,221,173	592,174

Cash, end of period	$423,762	$425,185

Non-cash transactions:
Warrants issued in connection with financing	$14,535	$—

Series A convertible redeemable preferred stock issued in exchange for conversion of promissory notes payable plus accrued interest	$—	$1,489,808

See notes to unaudited condensed financial statements.

Tympany, Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2004

Note 1 - Summary of Significant Accounting Policies

Nature of business and basis of presentation

Tympany, Inc. (the “Company”) was formed in Houston, Texas in June 2001. The Company was developed to provide a solution to the unmet clinical need for diagnosing and treating hearing loss. The Company has invented the Otogram, the first and only automated and self-administered comprehensive diagnostic hearing testing equipment.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

Inventory

Inventory consists of Otograms, small parts and other equipment and supplies sold to its customers. The Company values its inventory at the lower of cost or market using the average cost method.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation for financial reporting purposes is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years.

The costs of ordinary repairs and maintenance are charged to expense as incurred, while significant enhancements and replacements are capitalized. When property and equipment are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is reflected in net income or loss.

Revenue recognition

Revenues are derived from the sales of Otograms and related parts and supplies. The Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) products are delivered, (iii) the price is fixed and determinable and (iv) collectibility is reasonably assured. The Company generally receives a deposit of up to 50% of the price of the equipment at the time of order and invoices the remaining 50% upon delivery. These customer deposits are classified as a current liability on the balance sheet.

Tympany, Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2004

Note 1 - Summary of Significant Accounting Policies (Continued)

Revenue recognition (continued)

Certain customers purchased an option to upgrade to a newer model of Otogram when available. Under Emerging Issues Task Force (“EITF”) No. 00-21 “Revenue Arrangements with Multiple Deliverables,” revenue arrangements with multiple deliverables are to be divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (i) the delivered item has value to the customer on a stand alone basis, (ii) there is objective and reliable evidence of the fair value of the undelivered item; and (iii) if the arrangement includes a general right of return relative to the delivered item, delivery of the undelivered item is considered probable and substantially in control of the vendor. Management believes the sale of Otograms with the upgrade option meets the criteria of EITF No. 00-21 and, accordingly, revenue has been recognized based on the fair value of the delivered Otogram relative to the fair value of the undelivered upgraded Otogram with the remaining proceeds deferred. Total deferred revenue related to the sales of Otograms with an upgrade option during the nine months ended September 30, 2004 and September 30, 2003 amounted to $1,668,264 and $930,131, respectively. As no upgraded Otograms have been delivered, the deferred revenue balances as of September 30, 2004 and December 31, 2003 were $2,820,850 and $1,152,586, respectively.

The Company offers its customers the option to return the equipment for a full refund, less restocking charges, at any time during the period of 90 days from the date of sale. Based on the Company’s past experience with limited product returns, management has not established a reserve for estimated returns at September 30, 2004 and December 31, 2003. Any costs incurred relating to product returns are expensed when incurred and the effect on operations of this warranty has been immaterial.

Revenues related to sales of separately priced extended service contracts are deferred and recognized on a straight-line basis over the contractual periods.

Warranty costs

The Company provides for the cost of making and repairing products under warranty at the time of sale. These costs are included in cost of sales. The warranty covers maintenance on the equipment for a period of one year from the date of delivery and installation of the equipment.

Accounting for stock-based compensation

The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25 (“APB No. 25”), “Accounting for Stock Issued to Employees” and Financial Accounting Standards Board Interpretation No. 28 (“FIN No. 28”), “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Awards Plans” and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure,” which is effective for fiscal years ending after December 15, 2002.

Tympany, Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2004

Note 1 - Summary of Significant Accounting Policies (Continued)

Accounting for stock-based compensation (continued)

The Company accounts for stock-based compensation associated with the repricing of employee stock options in accordance with the provisions of FASB Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation” (“FIN 44”). For accounting purposes, the repricing of existing stock options requires variable accounting for the new options granted from the date of modification. Variable accounting requires that the intrinsic value, being the excess of the current market price at the end of each reporting period in excess of the exercise price of the repriced options, be expensed as non-cash stock based compensation expense, until such time as the repriced options are exercised, expire or are otherwise forfeited. Any increase in the intrinsic value of the repriced options will decrease reported earnings, and any subsequent decreases in value will increase reported earnings. In 2004, the Company’s Board of Directors approved a price adjustment to employee stock options (see Note 3).

The Company uses the intrinsic value method under APB No. 25 to account for its stock-based compensation and does not recognize compensation expense other than for options granted with exercise prices of less than the stock’s fair market value at the date of the grant. Had compensation costs for stock-based compensation been determined at the grant date using the fair value method and recognized as compensation expense over the vesting period of the options, the net loss would have changed as indicated below:

	Nine Months Ended September 30,
	2004	2003
Net loss as reported	$(5,331,381)	$(2,542,456)
Add: stock-based compensation expense included in reported net loss	1,676,598	3,067
Less: pro forma option expense	(1,723,047)	(16,861)

Pro forma net loss	$(5,377,830)	$(2,556,250)

The fair value of the options at the date of grant was estimated using the Black-Scholes option pricing model. The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Option pricing models require the input of highly subjective assumptions. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

Equity instruments issued to non-employees

From time to time, the Company issues stock options or warrants in exchange for goods or services. Equity instruments issued for goods or services are recorded at the fair value of the goods or services received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Tympany, Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2004

Note 2 - Notes Payable

Notes payable were as follows:

	September 30, 2004	December 31, 2003
Convertible promissory note payable	$515,000	$—
Bridge financing note payable	500,000	—

	1,015,000	—
Less: unamortized debt discount	(35,878)	—

	$979,122	$—

Convertible promissory note payable

During June 2004, the Company was advanced $515,000 under a convertible promissory note. The note bears interest at 8% per annum and matures on December 31, 2004. The note is secured by substantially all of the assets of the Company.

Upon a transaction or series of transactions resulting in gross proceeds to the Company of at least $2,000,000 (a “financing”), the note and accrued interest is automatically converted into shares of capital stock issued in the financing at a price equal to the price per share of the capital stock sold in the financing.

At the option of the holder, the note and accrued interest may be converted into shares of the Company’s preferred stock at a price of $0.18 per share. As the conversion price is less than the fair market value of the preferred stock, there existed a beneficial conversion feature to the holder of the note when the note was executed. Accordingly, a beneficial conversion amount totaling $57,222 has been recorded to additional paid-in capital and a corresponding amount recorded as a debt discount, which amount will be amortized to interest expense over the term of the note.

In consideration for the note, the Company issued to the holder warrants to purchase 572,222 shares of preferred stock at a price of $.018 per share. The warrants are vested, exercisable at the option of the holder, in whole or in part, and expire in June 2009.

The Company estimated the fair value of the warrants at $14,957, using the Black-Scholes pricing model with the following assumptions: fair market value per share of $0.20, dividend yield of 0%, expected volatility of 0%, risk-free interest rate of 3.5% and a term of one year. Accordingly, based on the fair value of the warrants relative to the fair value of the note, the Company allocated $14,535 of the proceeds of the note to the warrants and recorded it as additional paid-in capital. A corresponding amount has been recorded as deferred debt issuance costs, which will be amortized to interest expense over the term of the note. The unamortized deferred debt issuance cost at September 30, 2004 was $7,267.

Tympany, Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2004

Note 2 - Notes Payable (Continued)

Bridge financing note payable

During September 2004, $500,000 was advanced to the Company under a secured promissory note. The note bears interest at 8% per annum and matures at the earliest of (i) December 31, 2004, (ii) any consolidation or merger involving the Company pursuant to which the Company’s stockholders own less than 50% of the voting securities of the surviving entity or (iii) sale of all or substantially all of the Company’s assets. The note is secured by substantially all assets owned by the Company.

Note 3 - Stock-Based Compensation

During the nine months ended September 30, 2004, the Company granted to certain employees options to purchase 765,000 shares of its common stock. The options have an average exercise price of $0.20 per share, vest over a period of three years and have a term of 10 years.

On September 8, 2004, the Company’s Board of Directors approved a price adjustment to employee stock options to purchase a total of 9,144,032 common shares. Under the adjustment, all holders of the employee stock options, including directors and officers, were entitled to exchange their existing stock options for repriced options with the same terms, except the exercise price was reduced to 20% of the last round of financing prior to the original grant. These repriced options are accounted for as variable awards. Incremental stock-based compensation recognized during the nine months ended September 30, 2004 for employee awards subject to variable accounting due to repricing transactions totaled $1,658,759.

Note 4 - Claims and Litigation

The Company filed a declaratory judgment action in Texas State Court in March 2004 against BioCell and International Biophysics Corp. (collectively, “IBC”) stemming from a dispute regarding manufacturing services performed by IBC for the Company. Later in March 2004, IBC removed the case to the United States District Court for the Southern District of Texas, where the case now resides. IBC has counterclaimed and seeks, among other claims, lost profits and punitive damages. Motions for partial summary judgment are pending and discovery is in the beginning phases. No trial date has been set. The Company strongly denies the allegations in IBC’s counterclaim and intends to defend itself vigorously; however, litigation is inherently uncertain and an unfavorable result could have a material adverse effect on the Company. As of September 30, 2004, the Company has accrued $750,000 pertaining to this action.

From time to time, the Company is involved in claims and legal actions arising in the ordinary course of business. The ultimate disposition of these matters, in the opinion of management, will not have a material adverse impact on the Company’s operations.

Note 5 - Subsequent Events

On December 6, 2004, the Company’s stockholders entered into an Agreement and Plan of Merger (the “Agreement”) whereby all of the capital stock of the Company was acquired by a third party for the right to receive (i) an initial payment of $2,000,000 in value, comprised of 60% in cash and 40% in shares of unregistered common stock of the third party company and (ii) additional consideration in cash and stock to be paid semiannually based on the revenue performance of the Company over the next three years.

Prior to execution of the Agreement noted above, holders of 9,144,032 options, with an average exercise price of $0.039 per share, elected to exercise and received a like amount of common stock of the Company in exchange for cash proceeds of $148,103. Likewise, the holders of the 5,111,726 warrants issued in consideration for the convertible promissory note agreements, with an average exercise price of $.001 per share, elected to exercise and received a like amount of preferred stock of the Company in exchange for cash proceeds of $5,112.

In addition, the convertible note payable of $515,000 and accrued interest totaling $18,612 was converted into 2,964,511 shares of preferred stock at a conversion rate of $0.18 per share. This conversion resulted in the remaining unamortized debt discount of $28,611 being charged to interest expense. The holder of the convertible note received an additional 1,000,000 shares of preferred stock at a conversion rate of $0.18 per share in exchange for cancellation of the warrants received in conjunction with the convertible note payable and other services provided. The Company received consideration totaling $150,000 and recorded a non-cash financing expense of $30,000.

UNAUDITED PRO FORMA CONDENSED

FINANCIAL INFORMATION

Introduction to Pro Forma Financial Information

On December 6, 2004, Saxophone Merger Sub (“Saxophone”), Inc, a wholly owned subsidiary of Sonic Innovations, Inc. (“the Company”), signed a Sale and Purchase Agreement to acquire the stock of Tympany Inc. (“Tympany”). The acquisition was completed on December 7, 2004.

The consideration paid by the Company consisted of $1.2 million in cash and 196,000 shares of common stock in Sonic Innovations, Inc. valued at $808 based on the average closing price of the common stock for the period two days prior and two days after the announcement. Estimated transaction costs were approximately $183. The purchase price was determined in arms-length negotiations between the Company and the owners of Tympany (the “Seller”), and is subject to certain adjustments as set forth in the Sale and Purchase Agreement entered into by Saxphone, the Seller and the Company. The Company plans to continue to operate Tympany as a wholly owned subsidiary.

The initial purchase consideration was allocated based on a preliminary assessment of the fair market values of the acquired assets and liabilities assumed. The Company anticipates obtaining an independent valuation to assist in determining the fair value of the acquired assets and liabilities assumed.

The accompanying unaudited pro forma condensed consolidated balance sheet of the Company and Tympany gives effect to the Tympany acquisition as if it had been completed as of September 30, 2004. The unaudited pro forma condensed consolidated statements of operations give effect to the acquisition as if it had been completed as of January 1, 2004 or the beginning of the Company’s 2003 calendar year. The pro forma adjustments are described in the accompanying notes. These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition taken place on January 1, 2004 or the beginning of the Company’s 2003 calendar year, nor is it indicative of the results that may be expected for future periods. The pro forma condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and related notes filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and in conjunction with the audited financial statements of Tympany and related notes included in this Current Report on Form 8-K/A.

SONIC INNOVATIONS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2004

(in thousands)

	Sonic Innovations, Inc.	Tympany, Inc.	Pro Forma Adjustments			Pro Forma Consolidation
Assets:

Cash and cash equivalents	$9,741	$424	$303	(a	)	$9,085
			(1,200)	(b	)
			(183)	(c	)
Marketable securities	5,289					5,289
Restricted cash and marketable securities	8,061					8,061
Accounts receivable, net	14,665	630				15,295
Inventories	9,466	498				9,964
Prepaid expenses and other	3,333	20				3,353

Total current assets	50,555	1,572	(1,080)			51,047
Long-term marketable securities	9,054					9,054
Restricted long-term marketable securities	3,715					3,715
Property and equipment, net	8,399	360				8,759
Goodwill and other indefinite-lived intangible assets	28,775		1,679	(b	)	30,637
			183	(c	)
Definite-lived intangible assets, net	3,970		3,450	(b	)	7,420
Other assets	1,615	48	(500)	(d	)	1,163

Total assets	$106,083	$1,980	$3,732			$111,795

Liabilities and shareholders’ equity (deficit):

Loans payable, current portion	$1,232	$979	$(479)	(a	)	$1,232
			(500)	(d	)
Accounts payable	8,412	1,193				9,605
Accrued payroll and related expenses	3,352					3,352
Accrued warranty	4,294					4,294
Deferred revenue, current	3,073	166				3,239
Proceeds from pre-acquisition receivables payable to previous owners	2,573					2,573
Other accrued liabilities	2,648	742	(18)	(a	)	3,372

Total current liabilities	25,584	3,080	(997)			27,667
Loan payable, net of current portion	6,779					6,779
Deferred revenue, net of current portion	3,505	2,821				6,326
Other accrued liabilities	1,903					1,903

Total liabilities	37,771	5,901	(997)			42,675
Series A convertible preferred stock		3,590	867	(a	)

			(4,457)	(a	)

Shareholders’ equity (deficit)

Common stock	22	168	(168)	(b	)	22
Addition paid-in capital	116,857	2,058	4,457	(a	)	117,665
			(6,515)	(b	)
			808	(b	)
Deferred stock-based compensation	(15)					(15)
Accumulated deficit	(49,656)	(9,737)	(67)	(a	)	(49,656)
			9,804	(b	)
Accumulated other comprehensive income	4,877					4,877
Treasury stock, at cost	(3,773)					(3,773)

Total shareholder’ equity	68,312	(7,511)	8,319			69,120

Total liabilities and shareholders’ equity	$106,083	$1,980	$3,732			$111,795

See notes to unaudited pro forma condensed consolidated financial statements.

SONIC INNOVATIONS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

(in thousands, except per share data)

	Sonic Innovations, Inc.	Tympany, Inc.	Pro forma Adjustments			Pro forma Consolidation
Net sales	$87,690	$1,073				$88,763
Cost of sales	41,320	1,222	$298	(e	)	42,840

Gross profit	46,370	(149)	(298)			45,923
Selling general and administrative expense	36,846	1,983	176	(e	)	39,005
Research and development expense	9,750	784				10,534
Stock-based compensation expense	118					118

Operating loss	(344)	(2,916)	(474)			(3,734)
Other income (loss), net	1,537	(358)	362	(f	)	1,517
			(24)	(g	)

Income (loss) before income taxes	1,193	(3,274)	(136)			(2,217)
Provision for income taxes	817					817

Net income (loss)	376	(3,274)	(136)			(3,034)

Basic and diluted earnings (loss) per common share:
Basic	$.02					$(.15)
Diluted	$.02					$(.15)
Weighted average number of common shares outstanding:
Basic	19,941		196	(b	)	20,137
Diluted	20,971		196	(b	)	20,137

See notes to unaudited pro forma condensed consolidated financial statements.

SONIC INNOVATIONS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September, 30, 2004

(in thousands, except per share data)

	Sonic Innovations, Inc.	Tympany, Inc.	Pro forma Adjustments			Pro forma Consolidation
Net sales	$73,100	$1,914				$75,014
Cost of sales	32,848	1,234	$224	(e	)	34,306

Gross profit	40,252	680	(224)			40,708
Selling general and administrative expense	30,788	5,357	131	(e	)	36,276
Research and development expense	7,420	551				7,971
Stock-based compensation expense	21					21

Operating profit (loss)	2,023	(5,228)	(355)			(3,560)
Other expense, net	(84)	(103)	64	(f	)	(208)
			(18)	(g	)
			(67)	(a	)

Income (loss) before income taxes	1,939	(5,331)	(376)			(3,768)
Provision for income taxes	387					387

Net income (loss)	1,552	(5,331)	(376)			(4,155)

Basic and diluted earnings (loss) per common share:
Basic	$.08					$(.20)
Diluted	$.07					$(.20)
Weighted average number of common shares outstanding:
Basic	20,652		196	(b	)	20,848
Diluted	22,383		196	(b	)	20,848

See notes to unaudited pro forma condensed consolidated financial statements.

SONIC INNOVATIONS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

1. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2. Acquisition

The initial consideration paid by the Company was $2,191, including expenses of $183. Additional consideration will be paid based on sales over the three year period ending December 31, 2007. The Pro Forma does not reflect an adjustment for the additional consideration.

The following table sets forth the preliminary allocation of the purchase consideration to the tangible and intangible assets acquired and liabilities assumed as of September 30, 2004:

Cash and cash equivalents	$727
Accounts receivable	630
Inventories	498
Prepaid expenses and other	20
Property and equipment	360
Other assets	48
Loans payable	(500)
Accounts payable	(1,193)
Deferred revenue	(2,987)
Other accrued liabilities	(724)
Trademarks	529
Customer relationships	417
Technology	2,085
Contracts	419
Goodwill	1,862

Total compensation paid at closing and expenses	$2,191

The Company is in the process of finalizing an independent appraisal on the acquired assets and liabilities. The results of this appraisal may change management’s allocation of the purchase price.

3. Pro Forma Adjustments

The pro forma condensed consolidated financial statements give effect to the following pro forma adjustments in connection with the acquisition:

(a)	To convert note payable, accrued interest and discount, stock options and warrants to series A convertible preferred stock and interest expense, and subsequently series A convertible preferred stock to equity as of September 30, 2004

(b)	To reflect the purchase consideration which was $1,200 in cash and $808 in stock, and its preliminary allocation to assets acquired and liabilities assumed based on estimated fair values as described in Note 2 and to reflect the elimination of the historical Tympany equity accounts.

(c)	To accrue for the estimated transaction costs of $183.

(d)	To eliminate receivable on Sonic’s accounting records with payable on Tympany’s accounting records.

(e)	To reflect amortization of $474 for the year ended December 31, 2003 and $355 for the nine months ended September 30, 2004, related to acquired definite-lived intangible assets as follows:

Intangible Asset	Value	Estimated Life (years)	Annual Amortization
Trademarks	$529	10	$52
Customer relationships	417	5	83
Technology	2,085	7	297
Contracts	419	10	42

			$474

(f)	To eliminate interest expense on converted notes.

(g)	To reflect lost interest income on $1,200 in cash used to finance the acquisition at an effective interest rate of 2.0%.